                                                                    Exhibit 3.12

                                                          Certificate No. 3/1984

                              COLONY OF MONTSERRAT

                          CERTIFICATE OF INCORPORATION

                                       OF

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                 I, PATRICK M.A. STRAUGHN, REGISTRAR OF THE HIGH

                COURT OF JUSTICE for the Colony of MONTSERRAT, DO

                               HEREBY CERTIFY that

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

               has this day been incorporated under the PROVISIONS of the Companies Act, (Chapter 308), as amended, of the Laws of the Colony of MONTSERRAT and that

                  the Company is one having a share capital of

                    $10,000.00 and the liability is Limited.

                                                     GIVEN UNDER my hand at the
                                                            Registrar's Office,
                                                     Plymouth, Montserrat, this
                                                        30th day of March, 1984

[seal]

                                                 ------------------------------
                                                 Register Joint Stock Companies

                              COLONY OF MONTSERRAT










                           CERTIFICATE OF INCORPORATE

                                       OF

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED








                               Registrar's Office,
                                    Plymouth,
                                Montserrat, W.I.

                      MEMORANDUM & ARTICLES OF ASSOCIATION




                      Incorporated under the Companies Act,
                     Chapter 308 of the Laws of MONTSERRAT.




                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED
                    ----------------------------------------




                       DATED THE 30TH DAY OF MARCH, 1984.





David S. Brandt, ___, ___
Chambers
Evegreen Drive
Plymouth
MONTSERRAT, WEST INDIES
-----------------------

               MEMORANDUM OF ASSOCIATION & ARTICLES OF ASSOCIATION



                      Incorporated under the Companies Act,
                     Chapter 308 of the Laws of MONTSERRAT.




                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED
                    ----------------------------------------




                       DATED THE 30TH DAY OF MARCH, 1984.







David S. Brandt, ___, ___
Chambers
Evegreen Drive
Plymouth
MONTSERRAT, WEST INDIES
-----------------------

                           THE COMPANIES ACT, CAP. 308

                            OF THE LAWS OF MONTSERRAT

                           A Company Limited by Shares

                            MEMORANDUM OF ASSOCIATION

                                       OF

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED
                    ----------------------------------------

     1. The name of the Company is CARIBBEAN COMMUNICATIONS COMPANY LIMITED.

     2. The Registered Office of the Company shall be situated at Evergreen Drive, Plymouth, Montserrat.

     3. The objects for which the Company is established are:

     (1) To carry on the business as dealers, occupiers, programme Contractors, for the purposes of the Telecommunications Act Chapter 192 of the Laws of Montserrat or any Act amending repealing or replacing the same in whole or in part, and subject to the provisions thereof, to supply programmes, or parts of programmes, suitable for the purpose of broadcasting by radio and/or television whether to be broadcast by the company or any other person, firm, corporation or authority.

     (2) To obtain all necessary permits or licences required for the purpose of enabling the company to carry on its said business upon such terms and conditions as may be acceptable to it.

     (3) To acquire whether by purchase, exchange, lease building or otherwise any land or building in, on or from which or in relation to which any production, event, happening or occurrence suitable or likely to be suitable for forming a radio and/or television programme or any part thereof may take place or otherwise suitable for the business of the company.

     (4) To produce, promote, present, organise, arrange and provide every kind of entertainment diversion or instruction in whole or in part suitable for or which my directly or indirectly provide suitable material for a radio and/or television programme.

     (5) To acquire, whether by purchase or otherwise, the copyright in any material in which copyright may lawfully subsist.

     (6) To carry on the business or businesses of buyers, sellers, hirers, importers, exporters and dealers in radio and television sets and sound producing machines of all kinds, electrical appliances, apparatus and fittings, household and domestic appliances, labour saving contrivances and similar articles.

     (7) To carry on business as radio, television, mechanical and electrical engineers.

     (8) To carry on the trades or businesses of making, selling, hiring out, buying, installing, putting up, maintaining, repairing and working, computors, telexes, telephones, telegraphs, radios, television sets, recording instruments and electronics, electrical and mechanical apparatus, equipment and fittings of all kinds whatsoever.

     (9) To establish, work, manage, sell, hire out, and maintain cable communications, computers, telegraph offices and radio and television receiving and transmitting stations and other systems for communications whether consisting of sounds, visual images, electrical impulses or otherwise either alone or in any combination.

     (10) To acquire, by purchase or otherwise, construct, maintain, and otherwise deal with, land and submarine telegraphs (including in such expression telephones and all other electrical or other contrivances for transmitting messages by any means), and also lands, works, buildings and conveniences in any part of the world.

     (11) To acquire, carry on, and deal with the undertakings, works, lands, property, and businesses of other telegraph companies, and of companies and persons engaged in manufacturing, constructing, and laying down telegraph lines, instruments, machinery, wire, and other materials and things used with or appertaining to telegraphs.

     (12) To construct, charter, or otherwise acquire and deal with ships and other vessels for any of the purposes of the company.

     (13) To make and carry into effect working, traffic, and other agreements with governments, municipal and postal authorities, railway, shipping, telegraph, and other companies.

     (14) To pay all the costs, charges and expenses of the promotion and establishment of the company.

     (15) To sell, let, dispose of, or grant rights over all or any property of the company.

     (16) To erect buildings, plant and machinery for the purposes of the company.

     (17) To grant licences to use patents, patent rights or inventions, copyrights, designs, trade marks or secret processes of the company.

     (18) To manufacture plant, machinery, tools, boxes or other containers, goods, or things for any of the purposes of the business of the company.

     (19) To draw, accept and negotiate bills of exchange, promissory notes and other negotiable instruments.

     (20) To borrow money or receive money on deposit either without security or secured by debentures, debenture stock (perpetual or terminable), mortgage or other security charged on the undertaking or on all or any of the assets of the company including uncalled capital.

     (21) To distribute in specie assets of the company properly distributable amongst the members.

     The objects set forth in any sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except when the context expressly so requires, be in any way limited to or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the company shall have full power to exercise all or any of the powers and to achieve or to endeavour to achieve all or any of the objects conferred by and provided in any one or more of the said sub-clauses.

     4. The liability of the members is limited.

     5. The share capital of the company is EC$10,000.00 (TEN THOUSAND DOLLARS EAST CARIBBEAN) divided into 10,000 shares of $1.00 each, with power for the company to increase or reduce the said capital, and to issue any part of its capital, original or increased, with or without any preference, priority, or special privilege, or subject to any postponement of rights, or to any conditions or restrictions; and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

     WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this memorandum of association, and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.

-------------------------------------------------------------------------------------------
Names, Addresses and Descriptions of                   Number of shares taken by each
Subscribers                                            Subscriber
-------------------------------------------------------------------------------------------

R. Evangeline Fenton                                                     ONE (1)
George St.
Plymouth
Exec. Sec

M. ________                                                              ONE (1)
St. Johns
Montserrat
-----------




-------------------------------------------------------------------------------------------
TOTAL shares taken                                                       TWO (2)
-------------------------------------------------------------------------------------------


Dated this 30th day of March, 1984.

Witness to the above signatures

                                                        -----------------------
                                                                 SECRETARY

                                                                   [seal]

21st January, 1987

The Registrar of Companies
Registrar's Office
Court House
Plymouth
Montserrat

Dear Sir,

                               NOTICE OF INCREASE

                               IN SHARE CAPITAL OF

                      CARIBBEAN COMMUNICATIONS COMPANY LTD.
                      -------------------------------------

     Pursuant to the Companies Act Cap. 308 of the Laws of Montserrat, CARIBBEAN COMMUNICATIONS COMPANY LIMITED hereby gives you notice that, by an Ordinary Resolution of the Company dated the 30th day of December, 1986, the nominal share capital of the Company has been increased by the addition thereto of EC$40,000. beyond the Registered Capital of EC$10,000.00

     Dated this 21st day of January, 1987

                      CARIBBEAN COMMUNICATIONS COMPANY LTD.

                      By
                        -----------------------------------
                                 CHAIRMAN/DIRECTOR

                              COLONY OF MONTSERRAT

                                   A. D. 1987

                               ORDINARY RESOLUTION

                   PASSED AT MEETING HELD ON DECEMBER 30, 1986

                          TO INCREASE THE NOMINAL SHARE

                                   CAPITAL OF

                        CARIBBEAN COMMUNICATIONS LIMITED
                        --------------------------------

BE IT RESOLVED that the nominal share capital of CARIBBEAN
COMMUNICATIONS COMPANY LIMITED be increased from EC$10,000. to EC$50,000. by the creation of 40,000 new ordinary shares of EC$1.00 each.

         Dated this 30th day of December, 1986

                        CARIBBEAN COMMUNICATIONS COMPANY LIMITED

                        By
                          --------------------------------------
                            CHAIRMAN DIRECTOR

                              COLONY OF MONTSERRAT

                                   A. D. 1987

                       CONFIRMATION OF ORDINARY RESOLUTION

                          PASSED ON DECEMBER 30th, 1986

                    TO INCREASE THE NOMINAL SHARE CAPITAL OF

                    CARIBBEAN COMMUNICATIONS COMPANY LIMITED

AT A MEETING of the Board of Directors of the above-referenced company held at Montserrat Springs Hotel, Richmond Hill, Montserrat on the 30th day of December, 1986, the following Resolution was passed:

                  BE IT RESOLVED that the nominal share capital of CARIBBEAN COMMUNICATIONS COMPANY LIMITED be increased from EC$10,000.00 to EC$50,000.00 by the creation of 40,000 new ordinary shares of EC$1.00 each.

                           Dated this 21st day of January 1987

                                                BY ORDER OF THE BOARD

                                                --------------------------
                                                CHAIRMAN /DIRECTOR

REGISTRAR'S OFFICE
PLYMOUTH
MONTSERRAT

lst April 1987

RE: CARIBBEAN COMMUNICATIONS COMPANY LTD.
    -------------------------------------

This is to confirm that the nominal share capital of the above-referenced Company was increased from EC $10,000 to EC $50,000 on January 2, 1987






------------------------

[seal]

                                   CERTIFICATE

     I, RUTH E. BOOHER, Secretary of Caribbean Communications Company, Ltd., a Montserrat Corporation, do hereby certify that at a meeting of the Shareholders of the Corporation held on December 31, 1986, the following resolution was duly adopted by the Shareholders:

         RESOLVED, that the authorized share capital of the Corporation is increased to EC$50,000.00 (FIFTY THOUSAND DOLLARS EAST CARIBBEAN) divided into 50,000 ordinary shares of EC$1.00 each and that the foregoing resolution remains in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 18th day of March, 1987.



                                              ----------------------------
                                              Ruth E. Booher, Secretary